SCHEDULE 14C INFORMATION
               INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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       14c-5(d)(2))
[ ]    Definitive Information Statement

                                 Shiprock, Inc.
                ------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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                                 SHIPROCK, INC.
                               1370 Monterey Dr.
                          Apache Junction, AZ, 85220


                            INFORMATION STATEMENT

INTRODUCTION

This Information Statement is being mailed or otherwise furnished on March ___, 2004 to all stockholders of record of Shiprock, Inc., a Nevada corporation (the "Company"), as of the close of business on March __, 2004. This Information Statement is being furnished in connection with the adoption of three amendments of our articles of incorporation, by the written consent of the holders of a majority of the Company's common stock. The Board of Directors believes that it is advisable and in the best interests of the Company to amend certain provisions of the Company's articles of incorporation to:

      1. amend our Articles of Incorporation to change our corporate name from Shiprock, Inc. to "Duska Therapeutics, Inc." (the "Name Change Amendment");

      2. amend our Articles of Incorporation to increase the authorized number of shares of our common stock to 50,000,000 shares (the "Share Increase Amendment"); and

      3. amend our Articles of Incorporation to change the resident agent of the Company (the "Change of Resident Agent Amendment.").

A copy of the Amendment of Articles of Incorporation (the "Amendment") is attached to this Information Statement as Exhibit A. The Company's Board of Directors unanimously adopted the Amendment, and on March __, 2004 and the Company received the written consent, in lieu of a meeting of stockholders, from the holders of a majority of the shares of our voting stock approving the Amendment. No other votes were required to adopt the Amendment and none are being solicited hereunder.

The Company has entered into an agreement to acquire, by merger (the "Merger"), an emerging biopharmaceutical company named Duska Scientific Co. The Merger is currently scheduled to occur during April, 2004.

Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended, the Amendment may not be effected until at least 20 calendar days after this Information Statement is sent or given to the Company's stockholders. We anticipate that the Amendment will be filed on the later of the closing of the Merger or the 20th day after this Information Statement is first sent to stockholders. We will pay all costs associated with the preparation and distribution of this Information Statement, including all mailing and printing expenses.

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                        WE ARE NOT ASKING YOU FOR A PROXY
                 AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Vote Required

The Amendment requires the approval of a majority of the outstanding shares of this Company's common stock. Each holder of common stock is entitled to one
(1) vote for each share held. The record date for the purpose of determining the number of shares outstanding and for determining stockholders entitled to vote, is the close of business on March __, 2004, the day on which the Board of Directors of the Company approved the Amendment. As of the record date, the Company had one million five hundred eighty thousand (1,580,000) shares of common stock issued and outstanding. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.

VOTE OBTAINED - NEVADA LAW

Nevada Revised Statutes ("NRS") 78.390 provides that every amendment to our Articles of Incorporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of stockholders entitled to vote on any such amendment. Under NRS 78.390 and the Company's bylaws, an affirmative vote by stockholders holding shares entitling them to exercise at least a majority of the voting power is sufficient amend the Articles of Incorporation. NRS 78.320 provides that, unless otherwise provided in the Articles of Incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting, the Company's Board of Directors voted to utilize, and did in fact obtain, the written consent of the holders of a majority in the interest of the outstanding common stock.

Dissenters Rights of Appraisal

There are no dissenter's rights of appraisal applicable this action to adopt the Amendment.

Proposals by Security Holders

No security holders entitled to vote have transmitted any proposals to be acted upon by the Company.

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Security Ownership of Certain Beneficial Owner and Management

The following sets forth as of March __, 2004 persons owning more than 5% of the common stock of the Company:


                      Name and Address of     Amount and Nature   Percent
Title of Class        Beneficial Owner         of Ownership     of Class
------------------------------------------------------------------------
Common Stock          Tommy J. Gropp         500,000            31.6%
                      1370 Monterey Dr.
                      Apache Junctions, AZ
                      85220

Common Stock          Michael Artis          500,000            31.6%
                      1370 Monterey Dr.
                      Apache Junctions, AZ
                      85220


The following table sets forth certain information known to us regarding the beneficial ownership of each class of the Company's voting stock as of March __, 2004, by (a) the Company's sole executive officer, (b) the Company's sole director, and (c) the director and executive officer as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable

                                    Position     Amount and
                 Name of            with         Nature of       Percent
Title of Class   Beneficial Owner   Company      of Ownership    of Class
-------------------------------------------------------------------------
Common Stock     Tommy J. Gropp       President,     500,000     31.6%
                1370 Monterey Dr.     CFO and sole
                Apache Junctions, AZ      director
                85220
--------------------------------------------------------------------------
All officers and directors as a group (1 person)     500,000     31.6%


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            PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION

The Board of Directors has determined that it would be in the best interest of the Company to amend the Company's articles of incorporation to reflect certain changes to the Company that will occur as a result of the Merger. The Amendment will be become effective upon the filing with the Nevada Secretary of State.
The Amendment will be submitted for filing as soon as reasonably practicable after the completion of the Merger, but in any event not before the 20th day following the mailing of this Information Statement to our stockholders. The Amendment will only be filed if the Merger is completed, and the Amendment will not be filed if the Merger does not occur.

Reasons for the Amendment

The Company entered into an Agreement and Plan of Reorganization with Duska Scientific Co., a corporation organized under the laws of Delaware ("Duska"), pursuant to which the Merger will be effected. As a result of the Merger, Duska will become a wholly-owned subsidiary of the Company, and all stockholders of Duska will become stockholders of the Company. The closing of the Merger is subject to certain closing conditions, and no assurance can be given that the Merger will, in fact, occur. However, the Merger is currently scheduled to occur during April 2004.

Duska is an emerging biopharmaceutical company that is developing various diagnostic and therapeutic products based upon Duska's technology related to adenosine 5'-triphosphate and its receptors. Duska owns or has exclusive license rights to four diagnostic and therapeutic applications that are in various stages of development. After the Merger, if completed, the Company will cease its conducting its current business and will, thereafter, continue the business and operations of Duska.

Immediately following the Merger, more than 17,700,000 shares of the Company's common stock will be outstanding. In addition, the Company will also assume options and warrants to issue more than 11,242,000 additional shares of common stock. Since the Company's articles of incorporation currently authorize the Company to issue no more than 20,000,000 shares of common stock, the number of shares of common stock issuable by the Company after the Merger upon the exercise of these options and warrants will exceed the number of shares that the Company is authorized to issue. The three changes to be effected by the Amendment are as follows:

1. Change the name of the Company. Since the Company will no longer be conducting its current business after the merger and will only be engaged in the biopharmaceutical business currently being conducted by Duska, the name of the Company after the Merger will be changed to reflect the new business. Accordingly, the Amendment will change the name of the Company to "Duska Therapeutics, Inc." The voting and other rights that accompany the Company's securities will not be affected by the change in the Company's name. The Company's ticker (trading) symbol, which is currently "SRKI," and the CUSIP number will both change as a result of our name change. After the name change, stockholders will be permitted to, but need not, exchange their certificates to reflect the change in corporate name. However, the existing certificate will continue to represent shares of the Company's common stock as if the corporate name had not changed. The Company's transfer agent will issue stock certificates with the new company name as stock certificates are sent in upon transfers of shares by existing stockholders.

Effects of the Name Change

Changing our name will not have any effect on our corporate status, the rights of stockholders or the transferability of outstanding stock certificates. Outstanding stock certificates bearing the name "Shiprock, Inc." will continue to be valid and represent shares of "Duska Therapeutics, Inc." following the name change. In the future, new stock certificates will be issued bearing our new name, but this will in no way affect the validity of your current stock certificates.

Vote Required

Pursuant to NRS 78.385 and NRS 78.390, the affirmative vote of the holders of a majority of our outstanding voting stock is sufficient to amend our Articles of Incorporation to change our name from "Shiprock, Inc." to "Duska Therapeutics, Inc." which vote was obtained by majority written consent. As a result, the Name Change Amendment was approved and no further votes will be needed.

Effective Date

Under applicable federal securities laws, the Name Change Amendment cannot be effective until at least 20 calendar days after this Information Statement is sent or given to our stockholders. The Name Change Amendment will become effective upon filing with the Secretary of State of Nevada. It is anticipated that the foregoing will take place as soon as practicable after the completion of the Merger, but in no event sooner than 20 calendar days after distribution of this Information Statement is mailed to our stockholders.

Dissenters' Rights of Appraisal

The Nevada Revised Statutes do not provide for appraisal rights in connection with our name change.

2. Increase the number of authorized shares of common stock. After the Merger, the Company will have outstanding (i) more than 17,700,000 shares of common stock and (ii) options and warrants to purchase more than 11,242,000 additional shares of common stock. However, the total number of shares of common stock that the Company currently has outstanding is only 20,000,000. The Amendment will increase the number of shares that the Company is authorized to issue from 20,000,000 to 50,000,000 shares. The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. The Company currently is also authorized to issue up 5,000,000 shares of preferred stock. The Amendment would not change the number of shares of preferred stock that the Company is authorized to issue.

Effect of the Increase of Authorized Shares

The increase in authorized common stock and preferred stock will not have any immediate effect on the rights of existing stockholders. However, the Board of Directors will have the authority to issue authorized common stock or preferred stock without requiring future stockholder approval of such issuances, except as may be required by the Articles of Incorporation or applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.

The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by our stockholders. Shares of authorized and unissued common stock and preferred stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock or preferred stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the Share Increase Amendment is not prompted by any specific effort or takeover threat currently perceived by management.

We do not have any current intentions, plans, arrangements, commitments or understandings to issue any shares of capital stock other than in the Merger and upon the exercise of the outstanding options and warrants.

Vote Required

Pursuant to NRS 78.385 and NRS 78.390, the affirmative vote of the holders of a majority of our outstanding voting stock is sufficient to amend our Articles of Incorporation to increase the number of authorized shares of our common stock to 50,000,000 shares, which vote was obtained by majority written consent. As a result, the Share Increase Amendment was approved and no further votes will be needed.

Effective Date

Under applicable federal securities laws, the Share Increase Amendment cannot be effective until at least 20 calendar days after this Information Statement is sent or given to our stockholders. The Share Increase Amendment will become effective upon filing with the Secretary of State of Nevada. It is anticipated that the foregoing will take place as soon as practicable after the completion of the Merger, but in no event sooner than 20 calendar days after distribution of this Information Statement is mailed to our stockholders.

Dissenters' Rights of Appraisal

The Nevada Revised Statutes do not provide for appraisal rights in connection with the increase of authorized shares of our capital stock.


3. Change the resident agent of the Company. Each company incorporated in Nevada is required to designate a resident agent who is authorized to receive notices on behalf of that company. The current resident agent of the Company is an individual known to the Company's current management. He has agreed to resign, when the new resident is appointed. The current resident agent is not affiliated with, known to, and has not been retained by Duska. Accordingly, the Amendment will designate Paracorp Incorporated, a national company that specializes in acting as corporate agent, as the Company's new resident agent. The change in the Company's resident agent will not affect the stockholders of the Company.

Effects of Change of Resident Agent

Changing our resident agent will not have any effect on our corporate status, and will not affect the rights of stockholders. The resident agent can accept service and is responsible for knowing where the Company's records are kept.

Vote Required

Pursuant to NRS 78.385 and NRS 78.390, the affirmative vote of the holders of a majority of our outstanding voting stock is sufficient to amend our Articles of Incorporation to change our resident agent. As a result, the change in resident agent Amendment was approved and no further votes will be needed.

Effective Date

Under applicable federal securities laws, the change in resident agent cannot be effective until at least 20 calendar days after this Information Statement is sent or given to our stockholders. The change in resident agent will become effective upon filing with the Secretary of State of Nevada. It is anticipated that the foregoing will take place as soon as practicable after the completion of the Merger, but in no event sooner than 20 calendar days after distribution of this Information Statement is mailed to our stockholders.

Dissenters' Rights of Appraisal

The Nevada Revised Statutes do not provide for appraisal rights in connection with our change of resident agent.


Vote Obtained

A total of 1,580,000 shares of common stock are currently issued and outstanding. On March __, 2004, persons or entities holding 1,120,000 shares of the outstanding common stock executed a written consent approving the Amendment. Pursuant to NRS 78.385 and NRS 78.390 and Article II, Section 12 of the Company's bylaws, the affirmative vote of the holders of a majority of our outstanding voting stock is sufficient to amend the Articles of Incorporation, which vote was obtained by majority written consent. As a result, the Amendment was approved and no further votes will be needed.

Interest of Certain Persons in Favor of or in Opposition to the Amendment No officer or director will receive any direct or indirect benefit from the proposed Amendment. No officer or director or any person has notified the Company that it intends to oppose the Amendment.


                            ADDITIONAL INFORMATION

This Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information including annual and quarterly reports on Form 10-KSB and Form 10-QSB with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. The Securities and Exchange Commission also maintains a web site on the internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.


                                 By Order of the Board of Directors

                                 /s/ Tommy J. Gropp
                                 ------------------
                                     Tommy J. Gropp
                                     President and Director

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EXHIBIT A


  [SEAL]    DEAN HELLER
            SECRETARY OF STATE
            204 NORTH CARSON STREET, SUITE 1
            CARSON CITY, NEVADA 89701-4299
            (775) 684 5708
            WEBSITE: SECRETARYOFSTATE.BIZ


--------------------------------------------
        CERTIFICATE OF AMENDMENT
    (PURSUANT TO NRS 78.385 AND 78.390)
--------------------------------------------



------------------------------------------------------------------------
       IMPORTANT: READ ATTACHED INSTRUCTIONS BEFORE COMPLETING FORM.

                                         ABOVE SPACE IS FOR OFFICE USE ONLY



             CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
         (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)


1.    Name of corporation: Shiprock, Inc.
                       -------------------------------------------------

2. The articles have been amended as follows (provide article numbers, if available):

      1.    Name of Company: Duska Therapeutics, Inc.

      2.    The resident agent of the Company is:

            Paracorp Incorporated
            318 N. Carson St. #208
            Carson City, NV  89701
            Telephone: (888) 972-7273

      3. Authorized Shares: The aggregate number of shares which the corporation shall have authority to issue shall consist of 50,000,000 shares of Common Stock having a $0.001 par value, and 5,000,000 shares of Preferred Stock having a $0.001 par value. The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such share of Common and/or Preferred Stock in one or more series with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

      4. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:
            1,120,000 of 1,580,000 shares outstanding (70.8%).*
            ---------------------------------------------------


      5. Effective date of filing (optional):


                                  ------------------------------------
                                  (must not be later than 90 days after
                                   the certificate is filed)


      6. Officer Signature (required):


                                       -----------------------------
                                       Tommy J. Gropp
                                       President and Secretary

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.


IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.


SUBMIT IN DUPLICATE


THIS FORM MUST BE ACCOMPANIED BY APPROPRIATE FEES.  SEE ATTACHED FEE SCHEDULE.

                               NEVADA SECRETARY OF STATE AM 78.385 AMEND 2003
                                                         REVISED ON: 11/03/03

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